UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2007

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 13, 2007, the shareholders approved certain amendments to our 2003 Equity Incentive Plan which are described in Proposal 2 of our definitive proxy statement filed with the SEC on October 10, 2007, which description is incorporated herein by reference. A copy of the Amended and Restated 2003 Equity Incentive Plan is attached hereto as Exhibit 99.1.

Item 5.02                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2007, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Nora J. Denzel and Eric L. Kelly to fill two vacancies on the Board of Directors, bringing the total number of directors to seven. Ms. Denzel and Mr. Kelly will serve as directors of the Company for a term of office expiring at the Company’s 2008 Annual Meeting of Shareholders.

Upon their appointment to the Board of Directors, each of Ms. Denzel and Mr. Kelly received a non-qualified stock option to purchase up to 18,000 shares of the Company’s common stock pursuant to our Amended and Restated 2003 Equity Incentive Plan. The options each have a six-year term and an exercise price based on the closing price of our common stock on November 13, 2007. The option will vest over one year in equal monthly installments.

There were no arrangements or understandings between either Ms. Denzel or Mr. Kelly and any other persons pursuant to which either Ms. Denzel or Mr. Kelly was selected as a director. We have not entered into any transactions with Ms. Denzel or Mr. Kelly that would require disclosure under Item 404(a) of Regulation S-K. The Board of Directors has determined that both Ms. Denzel and Mr. Kelly satisfy the independence standards set forth in Nasdaq Marketplace Rule 4200(a)(15).

The Company’s press release announcing the appointments of Ms. Denzel and Mr. Kelly to the Board of Directors is filed with this report as Exhibit 99.2.

On November 13, 2007, upon shareholder approval, certain options held by our current officers and directors were cancelled as described in Proposal 2 of our definitive proxy statement filed with the SEC on October 10, 2007, which description is incorporated herein by reference.

Item 8.01  Other Events.

On November 13, 2007, the Board of Directors appointed the members of its committees as follows, which appointments were effective immediately:

Audit Committee:

Robert A. Degan (Chairman)

Eric L. Kelly

Michael Norkus

Nominating and Governance Committee:

Michael Norkus (Chairman)

Nora J. Denzel

Eric L. Kelly

William J. Miller

Compensation Committee:

William J. Miller (Chairman)

Robert A. Degan

Nora J. Denzel

The Board of Directors has affirmatively determined that each of Mr. Degan, Ms. Denzel, Mr. Kelly, Mr. Miller and Mr. Norkus are independent directors within the meaning of Nasdaq Marketplace Rule 4200(a)(15), and that each member of the Audit Committee meets the requirements for independence set forth in SEC Rule 10A-3(b)(1). As a result of the new composition of the Audit Committee, we have regained compliance with Nasdaq Marketplace Rule 4350(d)(2)(A), which requires the audit committee of each listed issuer to have at least three independent members.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Amended and Restated 2003 Equity Incentive Plan.

99.2                           Press Release dated November 15, 2007 announcing the appointment of Nora J. Denzel and Eric L. Kelly as directors of Overland Storage, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: November 16, 2007		/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
President and Chief Executive Officer